Exhibit 99.1

DOLLAR TREE, INC. ADOPTS $2 BILLION SHARE REPURCHASE AUTHORIZATION,
Announces $1 Billion Variable Maturity Accelerated Share Repurchase, and
Closes Private Placement of $750 Million Senior Notes

CHESAPEAKE, Va. – September 17, 2013 - Dollar Tree, Inc. (“the Company”; NASDAQ: DLTR), the nation's leading operator of discount variety stores selling everything for $1 or less, today announced that its Board of Directors has authorized the repurchase of up to $2 billion of its common stock. Stock repurchases may be made, from time-to-time, either in the open market or through privately negotiated transactions, depending on market conditions and other factors, in accordance with Securities and Exchange Commission requirements. This new program replaces the October 2011 share repurchase program.

$1 Billion Variable Maturity Accelerated Share Repurchase
In addition, the Company entered into agreements with JPMorgan Chase Bank, National Association, to repurchase $1 billion of its common shares under a variable maturity accelerated share repurchase program, 50% of which is collared and 50% of which is uncollared. The specific number of shares to be repurchased under the uncollared program will be based on the volume-weighted average share price of the Company's common shares during the term of the program, less a discount, with the collared portion being subject to a minimum and maximum number of repurchased shares.

Private Placement of $750 Million Senior Notes
The Company also completed a private placement to institutional investors of $750 million aggregate principal amount of Senior Notes. The Notes include three tranches, with $300 million of 4.03% Senior Notes due in September 2020, $350 million of 4.63% Senior Notes due in September 2023 and $100 million of 4.78% Senior Notes due in September 2025. JPMorgan Securities LLC and Wells Fargo Securities, LLC acted as Joint Placement Agents on behalf of the Company, in connection with the private placement of the notes.

The $1 billion Accelerated Share Repurchase announced today will be financed by proceeds from the sale of these notes and $250 million of available cash. As of August 3, 2013, the Company had $250 million outstanding under its revolving line of credit and had $413.7 million in cash and cash equivalents.

"Our share repurchase program continues to represent an important part of our capital allocation strategy and an efficient and flexible way of returning value to shareholders," said Chief Executive Officer Bob Sasser. “Dollar Tree has a long record of consistent, profitable growth, strong financial performance and prudent capital management. We are confident in the Company’s ability to generate substantial free cash flow for the foreseeable future. We now have a remarkable opportunity to further optimize our capital structure by taking advantage of the favorable interest-rate environment and accelerate $1 billion of share repurchases."

Dollar Tree, a Fortune 500 Company, operated 4,842 stores in 48 states and 5 Canadian Provinces as of August 3, 2013.

A WARNING ABOUT FORWARD LOOKING STATEMENTS: This press release contains "forward looking statements" as that term is used in the Private Securities Litigation Reform Act of 1995. Forward looking statements address future events, developments or results and typically use words such as believe, will, anticipate, expect, intend, plan, forecast, or estimate. For example, our forward looking statements include statements regarding our intentions to repurchase stock, the method and timing as well as the number of shares repurchased, related expenditures, the benefits of such transactions, and our ability to generate free cash flow. A further list and description of these risks, uncertainties and other matters can be found in the Company's annual report and other reports filed from time to time with the Securities and Exchange Commission. For a discussion of the risks, uncertainties and assumptions that could affect our future events, developments or results, you should carefully review the “Risk Factors,” "Business," and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections in our Annual Report on Form 10 ‑ K filed March 15, 2013, the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other sections in our Quarterly Report on Form 10-Q filed August 22, 2013 and our other filings with the Securities and Exchange Commission. In light of these risks and uncertainties, the future events, developments or results described by our forward looking statements in this document could turn out to be materially and adversely different from those we discuss or imply. Dollar Tree cautions that the foregoing list of important factors may not be complete, and we are not obligated to release publicly any revisions to any forward looking statements contained in this press release to reflect events or circumstances occurring after the date of this report and you should not expect us to do so.

CONTACT:     Dollar Tree, Inc.
Timothy Reid
Vice President Investor Relations
(757) 321-5284
treid@dollartree.com